EXHIBIT 99.1

Concurrent Reports Fiscal 2011 First Quarter Results

ATLANTA, Georgia, November 1, 2010 – Concurrent (Nasdaq: CCUR), a worldwide leader in video and media data and advertising solutions, today announced financial results for its fiscal first quarter ended September 30, 2010.

Company-wide revenue for the 2011 fiscal first quarter  rose to $15.5 million  from $12.8 million last year.  Gross margins for the first quarter of fiscal year 2011 were 54.7%, compared with 60.7% a year ago.  Operating expenses were $9.5 million in the first quarter of fiscal year 2011, compared with $8.8 million in the prior year’s first quarter.   The company sustained a net loss of $1.2 million, or $0.14 per  share, in the first quarter of fiscal year 2011, compared with a net loss of $1.0 million, or $0.12 per  share, in the same quarter of the prior fiscal year.  The company’s cash balance as of September 30, 2010 was $29.6 million, versus $31.4 million at the end of the prior fiscal year and $27.2 million at the end of the first quarter of last fiscal year.  Concurrent had no long-term debt as of September 30, 2010.

“The revenue improvement in the first quarter versus the prior year reflects strong growth in our media data and advertising solutions, along with increased acceptance of our latest video solutions by current and new customers, including our first deployment in mainland China,” said Dan Mondor, Concurrent president and chief executive officer. “Margins were impacted by costs associated with the ramp-up of MDAS managed services solutions and introduction of a new video product in the quarter, as well as a cyclical change in the mix of products and services.

“Over the near term, we anticipate results will continue to be restrained by cautious customer spending patterns, as well as by ongoing investments we are making in the transformation of the company,” said Mondor.  “We are encouraged by excellent customer acceptance of both our strategy and our newly introduced video and media data solutions.  We believe these reflect important long term growth engines for the company as the industry continues to recognize that the value of data as a currency is real and permanent.”

Concurrent accomplished several milestones during the quarter, including:

•
Purchase of the TellyTopia technology, which brings user-generated and Internet-hosted video directly to TV over service providers’ existing network infrastructures. The patent-pending technology also enables hyper-local content to be self-uploaded and monetized through targeted and internet-style banner advertisements on multiple screens.

•	Selection of Concurrent’s video delivery platform by ZON TVCabo, which expands the company’s service offerings to more than 1.6 million customers in Portugal.
•	Deployment of Concurrent’s first video solution in a mainland China CATV operator in partnership with Potevio.
•	Execution of an agreement with a major North American MSO for an advanced advertising solution.

Conference Call Information
Concurrent will hold a conference call to discuss its fiscal 2011 first quarter results today, Monday, November 1, at 4:30 p.m. ET, which will be broadcast live at www.ccur.com, under the Investor Relations page.  The call can be accessed live by dialing 1-800-841-9385 and entering pass code 101101.  A webcast of the live call as well as a replay will also be available at www.ccur.com.

About Concurrent
Concurrent (Nasdaq: CCUR) is a global leader in innovative solutions that enable the seamless delivery, management and monetization of video on any screen.  Built on a solid foundation of video firsts and Emmy® Award winning technology, Concurrent’s screen-independent video delivery solutions create a truly holistic, 360-degree view of the consumer video experience.  Concurrent provides customers in the cable, telco, wireless, web, advertising and content development industries with new revenue opportunities by harnessing the full potential of video.  Concurrent’s video solutions are built upon a rich heritage of high-performance, real-time technology which also powers solutions for the defense, aerospace, automotive and financial industries.  Concurrent is a global company with offices in North America, Europe and Asia.  For more information, please visit www.ccur.com.

Safe Harbor Statement

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and the company’s future performance, including, but not limited to, opportunities afforded by the company’s three screen strategy, as well as management’s expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect the company’s financial condition or results of operations include, without limitation: delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to Concurrent’s ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of  customers; failure to effectively manage change; delays in testing and introductions of new products;  rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of  competition on the pricing of video products; failure to effectively service the installed base; the entry of new well-capitalized competitors into the company’s markets; the success of new video solutions and real-time products; the success of  relationships with technology and channel partners; capital spending patterns by a limited customer base; the current negative macro-economic environment; and privacy concerns over data collection.

Other important risk factors are discussed in Concurrent’s Form 10-K filed with the Securities and Exchange Commission ( SEC) on August 31, 2010, and may be discussed in subsequent filings with the SEC. The risk factors discussed in the Form 10-K under the heading “Risk Factors” are specifically incorporated by reference in this press release.  Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

For more information, contact:
Kirk Somers
EVP of Corporate Affairs
678.258.4000
investor.relations@ccur.com

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended September 30,
	2010	2009

Revenues:
Product	$9,351	$6,682
Service	6,195	6,068
Total revenues	15,546	12,750

Cost of sales:
Product	4,253	2,890
Service	2,788	2,121
Total cost of sales	7,041	5,011

Gross margin	8,505	7,739

Operating expenses:
Sales and marketing	4,050	3,805
Research and development	3,358	3,100
General and administrative	2,054	1,917
Total operating expenses	9,462	8,822

Operating loss	(957)	(1,083)
Other income, net	28	98
Loss before income taxes	(929)	(985)
Income tax provision	282	30
Net loss	$(1,211)	$(1,015)
Basic net loss per share	$(0.14)	$(0.12)
Diluted net loss per share	$(0.14)	$(0.12)
Basic weighted average shares outstanding	8,368	8,286
Diluted weighted average shares outstanding	8,368	8,286

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	September 30, 2010	June 30, 2010

Revenues:
Product	$9,351	$11,175
Service	6,195	6,916
Total revenues	15,546	18,091

Cost of sales:
Product	4,253	4,183
Service	2,788	2,640
Total cost of sales	7,041	6,823

Gross margin	8,505	11,268

Operating expenses:
Sales and marketing	4,050	4,003
Research and development	3,358	3,067
General and administrative	2,054	2,664
Total operating expenses	9,462	9,734

Operating income (loss)	(957)	1,534
Other income (expense), net	28	(188)
Income (loss) before income taxes	(929)	1,346
Provision for income taxes	282	460
Net income (loss)	$(1,211)	$886
Basic net income (loss) per share	$(0.14)	$0.11
Diluted net income (loss) per share	$(0.14)	$0.11
Basic weighted average shares outstanding	8,368	8,355
Diluted weighted average shares outstanding	8,368	8,423

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30, 2010	June 30, 2010
	(unaudited)

ASSETS
Cash and cash equivalents	$29,606	$31,364
Trade accounts receivable, net	10,675	14,194
Inventories	3,596	4,300
Prepaid expenses and other current assets	1,689	1,704
Total current assets	45,566	51,562

Property, plant and equipment, net	5,147	5,050
Intangible assets, net	3,237	3,463
Other long-term assets	1,955	2,014
Total assets	$55,905	$62,089

LIABILITIES
Accounts payable and accrued expenses	$7,701	$9,985
Deferred revenue	7,793	11,094
Total current liabilities	15,494	21,079

Long-term deferred revenue	4,400	4,349
Revolving bank line of credit, non-current	-	-
Other long-term liabilities	3,486	3,180
Total liabilities	23,380	28,608

STOCKHOLDERS' EQUITY
Common stock	84	84
Additional paid-in capital	206,090	205,891
Accumulated deficit	(174,484)	(173,273)
Treasury stock, at cost	(255)	(255)
Accumulated other comprehensive income	1,090	1,034
Total stockholders' equity	32,525	33,481
Total liabilities and stockholders' equity	$55,905	$62,089